EXHIBIT 10.1

AMENDMENT NO. 1
TO
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
PARKWAY PROPERTIES LP

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (“Amendment No. 1”), dated as of December 19, 2013, is entered into by and between Parkway Properties Inc., a Maryland corporation (the “Company”), and Parkway Properties General Partners Inc. (the “General Partner”), a Delaware corporation, and amends that certain Second Amended and Restated Agreement of Limited Partnership of Parkway Properties LP (the “Partnership”), a Delaware limited partnership, dated February 27, 2013 (the “Partnership Agreement”).

WHEREAS, pursuant to the terms of Section 7.3 of the Partnership Agreement, the General Partner, in its capacity as general partner of the Partnership, and the Company, as the holder of a Majority in Interest of the Limited Partners, wish to amend the Partnership Agreement on the terms as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1    AMENDMENTS

(a)Section 11.2 of the Partnership Agreement hereby is amended by deleting current paragraphs (b) and (c) and replacing such paragraph with the following new paragraphs (b) and (c):

“(b)    Except as otherwise provided in Section 11.2(c), the Company shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests (each, a “Termination Transaction”), unless the Termination Transaction has been approved by a Consent of the Partners and in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities, or other property equal to the product of the REIT Shares Amount and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of the Termination Transaction; PROVIDED THAT, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than thirty-three and one-third percent (33.3%) of the outstanding REIT Shares, each holder of Partnership Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to Redemption (as set forth in Section 8.6) and received REIT Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

(c)    Notwithstanding Section 11.2(b), the Company may merge, or otherwise combine its assets, with another entity if: (i) immediately after such merger or other combination, substantially all of the assets directly or indirectly owned by the surviving entity, other than Partnership Units held by the Company, are owned directly or indirectly by the

Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (ii) the Limited Partners own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership (as determined pursuant to Section 11.2(e) and the other net assets of the Surviving Partnership (as determined pursuant to Section 11.2(e)) immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of the Limited Partners in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (iv) such rights of the Limited Partners include the right to exchange their interests in the Surviving Partnership for at least one of: (a) the consideration available to such Limited Partners pursuant to Section 11.2(b) or (b) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities (as determined pursuant to Section 11.2(e)) and the REIT Shares.”

(b)Section 11.3 of the Partnership Agreement hereby is amended by deleting the last sentence of paragraph (a) thereof and replacing such sentence with the following new sentence:

“Each Limited Partner or Assignee (resulting from a transfer made pursuant to clauses (i)-(iv) of the preceding sentence) shall have the right to transfer all or any portion of its Partnership Interest, subject to the satisfaction of each of the following conditions (in addition to the right of each such Limited Partner or Assignee to continue to make any such transfer permitted by clauses (i)-(iv) of such sentence without satisfying either of the following conditions):”

(c)Subject to, and effective only upon, consummation of the merger (the “Merger”) of Thomas Properties Group, Inc. (“TPGI”) with and into the Company pursuant to that certain Agreement and Plan of Merger dated September 4, 2013 by and among TPGI, Thomas Properties Group, L.P., the Company, the Partnership and PKY Masters, LP, the Partnership Agreement shall be amended by deleting existing Exhibit A thereto and replacing such exhibit with new Exhibit A attached hereto.

Section 2     NO OTHER CHANGES

Except as expressly amended hereby, the Partnership Agreement shall in all respects continue in full force and effect and the General Partner and the Company ratify and confirm that they continue to be bound by the terms and conditions thereof.

Section 3    APPLICABLE LAW

This Amendment No. 1 shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 4    CAPITALIZED TERMS

All capitalized terms used in this Amendment No. 1 and not otherwise defined herein shall have the meanings assigned to such terms in the Partnership Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Second Amended and Restated Partnership Agreement of Parkway Properties, LP as of the date first written above.

THE GENERAL PARTNER:

PARKWAY PROPERTIES GENERAL PARTNERS INC.

By:	/s/ David O’Reilly

Name:	David O’Reilly

Title:	Executive Vice President, Chief Financial Officer and Chief Investment Officer

By:	/s/ Jeremy Dorsett

Name:	Jeremy Dorsett

Title:	Executive Vice President, General Counsel and Secretary

THE COMPANY:

PARKWAY PROPERTIES, INC.

By:	/s/ David O’Reilly

Name:	David O’Reilly

Title:	Executive Vice President, Chief Financial Officer and Chief Investment Officer

By:	/s/ Jeremy Dorsett

Name:	Jeremy Dorsett

Title:	Executive Vice President, General Counsel and Secretary

Exhibit A

PARKWAY PROPERTIES LP
EXHIBIT A

Partner	Partnership	Certificate Number (If Applicable)
Parkway Properties, Inc. (the “Company”)[1]	68,625,983[2] Common Limited Partnership Units[3]	N/A
Lane N. Meltzer[4]	1,318 Common Limited Partnership Units	N/A
Eleonora A. Silverman5	278,817 Common Limited Partnership Units	011
Eleonora A. Silverman[5] Andrew Silverman[5] Andrew Silverman[5] Alexander D. Silverman[5] Alexander D. Silverman[5]	66,783 Common Limited Partnership Units[6] 223,635 Common Limited Partnership Units 53,565 Common Limited Partnership Units[6] 223,635 Common Limited Partnership Units 53,565 Common Limited Partnership Units[6]	012 013 014 015 016
Parkway Properties General Partners, Inc.[7]	110,958 Class A Common General Partnership Units	N/A
Maguire Thomas Partners - Philadelphia, Ltd. [8]	1,343,263 Common Limited Partnership Units	N/A
Thomas Investment Partners, Ltd.[8]	1,224,859 Common Limited Partnership Units	N/A
Maguire Thomas Partners - Commerce Square II, Ltd.[8]	882,290 Common Limited Partnership Units	N/A
The Lumbee Clan Trust[8]	708,147 Common Limited Partnership Units	N/A
Thomas Master Investments, LLC[8]	240,592 Common Limited Partnership Units	N/A
Thomas Partners, Inc.[8]	52,310 Common Limited Partnership Units	N/A
Diana Laing [8]	44,564 Common Limited Partnership Units	N/A
John R. Sischo[8]	21,657 Common Limited Partnership Units	N/A
Paul Rutter [8]	14,332 Common Limited Partnership Units	N/A
Thomas S. Ricci[8]	5,096 Common Limited Partnership Units	N/A

1	Capital Contribution consists of $9,900 plus those properties contributed subsequent to the Effective Date.

2
The number of Common Limited Partnership Units as of December 18, 2013 that will be increased following completion of the Merger in an amount that corresponds to the number of shares of common stock of the Company issued in connection with the Merger.

3	Adjusted from time to time to take into account redemptions and issuances of stock by the Company and the corresponding unit issuances and redemptions by the Partnership.

4
Capital Contribution consists of 47.5% General Partnership Interest in and to the 111 Capitol Building Limited Partnership to Parkway Jackson LLC (a limited liability company which is wholly owned by the Limited Partnership).

5
Capital Contribution consists of 100% membership interest in PKY Lincoln Place LLC, a Delaware limited liability company, as the owner of Lincoln Place, 1601 Washington Avenue, Miami Beach, Florida, as assigned to PKY Lincoln Place Holdings, LLC (a limited liability company which is wholly owned by the Limited Partnership).

6	Pledged to PKY Lincoln Place Holdings, LLC pursuant to Indemnity Pledge Agreement, dated December 6, 2013.
7	Capital Contribution consists of $100 plus those properties contributed subsequent to the Effective Date.
8
Capital Contribution consists of the operating partnership units of Thomas Properties Group, LP that were exchanged for Common Limited Partnership Units in connection with the mergers pursuant to that certain agreement and plan of merger between Parkway Properties, Inc., the Partnership, PKY Masters LP, Thomas Properties Group, Inc. and Thomas Properties Group, L.P. dated September 4, 2013.